Exhibit 10.1

Surrender and Reissuance Agreement

For good and valuable consideration, in hand paid and the receipt and sufficiency of which is hereby acknowledged, Cornell Capital Partners, LP (“Cornell”) and Isonics Corporation (“Isonics”) hereby agree as of this 13th day of June 2006 as follows:

1.                                       Cornell hereby surrenders to Isonics for cancellation Debenture No. CCP-1 in the original principal amount of $10,000,000; Isonics hereby tenders to Cornell in exchange therefor Debenture No. CCP-3 in the original principal amount of $10,000,000.

2.                                       Cornell hereby surrenders to Isonics for cancellation Debenture No. CCP-2 in the original principal amount of $3,000,000; Isonics hereby tenders to Cornell in exchange therefor Debenture No. CCP-4 in the original principal amount of $3,000,000.

3.                                       Cornell hereby surrenders to Isonics for cancellation Warrant No. CCP-001 for the purchase of 2,000,000 shares of Isonics common stock at a purchase price of $1.25 per share; Isonics hereby tenders to Cornell in exchange therefor Warrant No. CCP-002 for the purchase of 2,000,000 shares of Isonics common stock at a purchase price of $1.25 per share.

4.                                       Cornell hereby surrenders to Isonics for cancellation Warrant No. CCP-001 for the purchase of 3,000,000 shares of Isonics common stock at a purchase price of $1.75 per share; Isonics hereby tenders to Cornell in exchange therefor Warrant No. CCP-003 for the purchase of 3,000,000 shares of Isonics common stock at a purchase price of $1.75 per share.

5.                                       Cornell hereby surrenders to Isonics for cancellation Warrant No. CCP-001 for the purchase of 3,000,000 shares of Isonics common stock at a purchase price of $2.00 per share; Isonics hereby tenders to Cornell in exchange therefor Warrant No. CCP-004 for the purchase of 3,000,000 shares of Isonics common stock at a purchase price of $2.00 per share.

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

CORNELL	COMPANY:
CORNELL CAPITAL, L.P.	ISONICS CORPORATION

By:	By:
Mark Angelo, Portfolio Manager	Name:	James E. Alexander
	Title:	President and Chief Executive Officer